UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 31, 2008

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2008, we entered into an Amendment No. 1 to Recapitalization Agreement which amended the recapitalization agreement we had previously entered into on June 20, 2008 with World Heart Corporation (WorldHeart), its wholly-owned subsidiary, World Heart Inc., Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P., Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin Marxe. Among other things, the amendment added New Leaf Ventures II, L.P. as a party. A copy of the amendment is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

Also on July 31, 2008, WorldHeart completed the transactions contemplated by the recapitalization agreement, as so amended. As a result of the transaction, we acquired 86,000,000 common shares of WorldHeart, as a result of our conversion of the full amount of principal and interest owed on the US$5,000,000 8% Secured Convertible Promissory Note previously issued to us by WorldHeart, our release of the security interest in all of the assets of WorldHeart that secured the Note, termination of the warrant we held to purchase 3,400,000 common shares of WorldHeart, and forgiveness of other amounts owed to us by WorldHeart.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Title
99.1	Amendment No. 1 to Recapitalization Agreement dated June 31, 2008 by and among World Heart Corporation, World Heart Inc., ABIOMED, Inc., Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P., Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. , Austin Marxe and New Leaf Ventures II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:  /s/  Daniel J. Sutherby

        Daniel J. Sutherby

        Chief Financial Officer

Date: August 6, 2008

Exhibit Index

Number	Title
99.1	Amendment No. 1 to Recapitalization Agreement dated June 31, 2008 by and among World Heart Corporation, World Heart Inc., ABIOMED, Inc., Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P., Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P., Austin Marxe and New Leaf Ventures II, L.P.